                                                                    EXHIBIT 10.5

                           PROLONG SUPER LUBRICANTS
                               SERVICE AGREEMENT

        Agreement made as of October 24, 1995 by and between TYLIE JONES &
                             ----------------
ASSOCIATES, INC., 3519 West Pacific Avenue, Burbank, California 91505 (hereinafter referred to as TJ&A) and PROLONG SUPER LUBRICANTS, INC., 1210 North Barsten Way, Anaheim, CA 92806 (hereinafter referred to as Client).

        TJ&A will provide specified services for Client in the order processing and fulfillment of Prolong Super Lubricants (Product).
                   ------------------------

        In addition to Order Processing and Fulfillment Services for EDI orders and other orders as necessary, TJ&A will provide Customer Service functions.

        Standard reporting will include weekly activity summary spreadsheet; monthly inventory; monthly activity by item sales; monthly invoice summary register by payment type; and monthly taxable sales report for one state.

        Postage and/or materials charges will be invoiced as incurred.

        The attached Pricing Schedule is subject to a standard monthly minimum of $2,000.00/month. The monthly minimum must be achieved each month or the difference between actual service fees and the minimum will be billed. Storage charges, programming, materials, telephone charges and shipping charges do not apply to the monthly minimum. Any services not specified, such as, but not limited to, special research, special projects, special handling, account analysis, fund management, and collection activities are not included and, as such, may not be reflected in the attached Pricing Schedule. Prices for additional services are as agreed upon by both parties and become part of this Agreement.

        Start-up requires pre-payment of the set-up fees and full standard monthly minimum deposit, along with a deposit of one month's estimated shipping costs. The shipping deposit will be held in reserve and adjusted as needed.


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PROLONG SUPER LUBRICANTS
SERVICE AGREEMENT
Page Two

        TJ&A will, at all times, exercise reasonable care in its actions on behalf of the Client and will exert its best efforts to produce high quality work to satisfy the Client and its customers.

        TJ&A cannot be held responsible for any claims of special, indirect or consequential damages to include specifically, but without limitation: loss of revenues or anticipated profits, loss of use, cost of replacement services, claims of customers or any third party, and/or other damages resulting from acts of God, natural disaster or any other cause uncontrollable by TJ&A.

        Client's materials are received, stored and shipped by TJ&A only at client's risk. TJ&A does not accept responsibility for any loss or damage to such materials from any cause except for loss or damage to such materials actually covered by TJ&A's Bailees Liability Insurance Policy. Client should, however, insure all materials delivered to TJ&A against all risks. TJ&A will use every reasonable effort in handling client's products while in TJ&A's care. TJ&A shall not in any event be liable for any materials delivered to it by or for client in excess of the client's replacement cost of materials involved. TJ&A will be deemed to have parted custody of the Product(s) when delivered to the United States Post Office or to any shipping company.

        TJ&A will not be held responsible for unpaid, and/or unreturned shipments.

        The parties acknowledge the TJ&A is acting solely as a fulfillment center for client's product(s), and is an independent contractor. As such, TJ&A is not a seller of these products and will bear no liability whatsoever in the event that the products it ships are defective, allegedly defective or in any way not as represented.


        Client shall indemnify, defend and hold TJ&A harmless from any and all claims that the product(s) shipped by TJ&A are defective. Client shall, at its own cost and expense, procure and keep in full force and effect a product(s) liability insurance policy naming TJ&A as an additional insured, and shall promptly furnish TJ&A with a certificate showing insurance.


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PROLONG SUPER LUBRICANTS
SERVICE AGREEMENT
Page Three



        TJ&A invoices are due upon receipt. If client fails to pay the charges of TJ&A for a period of fifteen (15) days from receipt, TJ&A may, with formal written notice to customer:

a)  Hold orders received
b)  Require Additional Security and/or Shipping Deposit
c)  Stop providing any service of any kind
d)  Any combination of above

Any deposits will be applied, and/or refunded by completion of project upon final reconciliation.

        Client hereby acknowledges the terms set forth in this agreement, and authorizes Tylie Jones & Associates, Inc., to commence account set-up activities upon receipt of signed and completed documents.

        This agreement shall be construed in accordance with the laws of the State of California. Venue shall be Orange County, CA.

        ** See additional terms noted below signature line.

TYLIE JONES & ASSOCIATES, INC.          PROLONG SUPER LUBRICANTS, INC.
                                        A Nevada corporation


By:                                     BY:  /s/  ELTON ALDERMAN
   ____________________________              ____________________
                                             Elton Alderman, President

Date:                                   Date:  Oct. 24th 1995
      _________________________                ________________

**  This agreement shall commence effective the month of November, 1995.

    This Agreement consists of seven (7) pages.
    In the event of a legal dispute between the parties, the prevailing party shall be entitled to his actual attorney fees, costs of suit, costs of copies, transcripts, depositions, and all other actual costs of resolving the legal dispute.


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
                            TJA CUSTOM FULFILLMENT
                                     FOR
                           PROLONG SUPER LUBRICANTS

800 ORDERS
----------

EDI order retrieval.                                            $     .10 ea
Minimum per download                                            $   15.00

ORDER PROCESSING
----------------

Processing order detail into TJ&A Direct Response system              .35 ea
including name, address, phone #, media source, credit
card, and product and sales breakdown.  Also includes
credit card processing, set-up of each order for full
reporting capabilities and future project management,
as well as database capture for Customer Service functions.

Add manual entry of check order                                 $     .60 ea

PRODUCT FULFILLMENT
-------------------

Fulfill one "ship ready" package.*                              $     .45 ea

Includes label, packing slip, seal, prep for shipping and ship confirm.

P.O. BOX SERVICE
----------------

Set-up/One-time only                                            $  100.00
P.O. Box servicing, including daily pick-up                     $   50.00/mo
Sorting per piece                                               $     .05

CAGING/DEPOSIT SERVICE
----------------------

Per check                                                       $     .10 ea
Per Deposit                                                     $   15.00

MATERIALS
---------

Supplied as needed

*Please see ASSEMBLY on the last page.
            --------
Items in bold are key components for initial fulfillment.   Add shipping
and optional features

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PROLONG SUPER LUBRICANTS
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CUSTOMER SERVICE  Mon-Fri 6:00am to 6:00pm/Saturday 8:00am-2:00pm - Pacific

Incoming phone call - up to 3 minutes, includes customer look-up                        $    1.25 ea*
Additional minutes                                                                      $     .40
Form letters (dollar variance, NSF, etc.)                                               $     .50 ea
Database update                                                                         $     .25 ea
*  Plus Telco charge

STANDARD REPORTS - VIA MAIL
----------------

Weekly summary activity spreadsheet: monthly inventory; monthly sales                      No Charge
sales by item report, monthly invoice register summary by payment type;
monthly taxable sales report for one state.

Additional Reports Available                                                            $    0.05 per page*

*  excludes programming for custom reports

Faxing                                                                                  $    0.05 per page

SHIPPING
--------
UPS Ground                                                                                Per Weight/Zone

We will provide a shipping analysis as volume grows.

RETURNS PROCESSING
------------------

Includes data entry, customer records and inventory updates,                            $     .85
returns report by reason.

WAREHOUSE SERVICES
------------------

Including receiving, packing slip verification, receiving reports,                      $   19.75/hr
fax copies to Client, computerized inventory tracking (averages
$6.00 per pallet).

Returns Handling, including decollate and return to inventory as required.

STORAGE
-------

Active Inventory per 4x4x4 pallet                                                       No Charge
        Active inventory order volume averaged over 6 weeks.
Inactive Inventory                                                                      $   12.00/pallet/mo

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PROLONG SUPER LUBRICANTS
Page Three

CUSTOM PROGRAMMING                                                                                      $65.00-$100.00/hr.
------------------

Database storage of customer list while active                                                          No Charge
Order history maintained for 90 days past activity                                                      No Charge

ADMINISTRATION AND CLERICAL/SPECIAL REQUESTS - OPTIONAL                                                 $31.00-$45.00/hr.
--------------------------------------------   --------

Including charge back management, refunds, POD's, special administrative services, analysis, special reports and backorder coordination.

SET-UP FEE                                                                                              $  400.00
----------

Includes computer set-up of product for EDI download from telemarketer and up to 6 hours of EDI testing. (Additional hours billed at programming rates.) Also set systems for up to 10 SKU's, product identification for order entry, for credit card, sales activity, and inventory tracking and reporting systems. Includes set-up taxable sales for one state.

Set-up customer service 800# (includes all lines required) and                                          $   450.00
customer service training.

SET-UP CREDIT CARD PROCESSING                                                                           $   400.00

Includes set-up of EDI interface with credit card processor, coordination of Merchant Account and merchandise sales information and up to four (4) hours of testing (additional hours billed as programming rates).

STANDARD MONTHLY MINIMUM                                                                                $  2000.00/mo.

TERMS
----

Start-up requires full payment of set-up fees, deposit of total standard monthly minimum and deposit of one month's estimated shipping costs, to be held in reserve and adjusted as needed.

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                                                                 August 22, 1995

                           TYLIE JONES & ASSOCIATES
                                 ASSEMBLY FOR
                           PROLONG SUPER LUBRICANTS

Per submitted materials, the following is the assembly fee:


 .  Prepare RSC shipper box with die cut inserts
 .  Add 5 individual components into correct position
 .  Add 3 sheets of printed material
 .  Close and seal box
                                                                $     .40 each


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